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                                                                    Exhibit 23.1


                          CONSENT OF ERNST & YOUNG LLP,
                              INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Insignia Financial Group, Inc. (f/k/a Insignia/ESG Holdings, Inc.) pertaining to the registration of 110,000 shares of Common Stock of Insignia Financial Group, Inc. under the Brooke International (China) Limited Share Option Scheme of our report dated February 18, 2000 with respect to the consolidated financial statements of Insignia Financial Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.





                                                           /s/ Ernst & Young LLP



New York, New York
February 15, 2001